UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20369

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 20, 2018

NATURAL HEALTH FARM HOLDINGS INC
(Exact name of registrant as specified in charter)

Nevada	000-1621697	98-1032170

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive, Suite 530	89135
Las Vegas, Nevada

(Address of principal executive offices)	(Zip code)

Issuer’s telephone number, including area code: (424) 354-4973
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officers and Directors

On April 20, 2018, Judy Lee resigned as Secretary of the Company. The Board thanked her for her service to the Company. Ms. Lee remains a director of the Company.

Appointment of Officer and Directors

On April 20, 2018 and to replace the resignation of Judy Lee, the Board appointed Patricia Yeoh to serve as the Company’s Secretary.

Patricia Yeoh is the current Investor Relations Officer of Natural Health Farm Holdings Inc. and by this appointment she will also be assuming the duties of Secretary of the Company. With more than 10 years of working experience, Patricia exposed herself in various industries, including IT services, Digital Imaging, FMCG, F&B and E-commerce. She started her career as an Event Operations Manager and senior client partner executive in few marketing agencies, servicing several MNCs customers. Thereafter she joined LINE+ Corporations as Public Relations Manager for Malaysia market for more than 2 years, then another year as Public Relations & Marketing Manager in Lelong.my. She was then working with NHF subsidiaries in Australia as a special project officer. Ms. Yeoh attended Edith Cowan University, Australia, where she received a B. Comm. degree

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2018

Natural Health Farm Holdings Inc

/s/ Tee Chuen Meng

Mr. Tee Chuen Meng
Chief Executive Officer